SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

                                FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                         TECHNICAL VENTURES INC.
         (Exact name of registrant as specified in its charter)

NEW YORK                                                  13-3296819
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                    Identification No.)


3411 McNicoll Avenue, Unit 11, Scarborough,Ontario, Canada M1V 2V6 Canada
             (Address of principal executive offices, Zip Code)


              The 2002 Benefit Plan of Technical Ventures Inc.
                          (Full title of the plan)

               Larry Leverton, 3411 McNicoll Ave., Unit 11,
                  Scarborough, Ontario, Canada M1V 2V6

         (Name, address, including zip code, of agent for service)


             Telephone number for Issuer: (416) 299 - 9280

                         CALCULATION OF REGISTRATION FEE

Title of Securities to             Amounts to        Proposed Maximum      Proposed Maximum
Be Registered                      Be                Offering Price        Aggregate Offering
                                   Registered        Per Share(1)          Price


Common Stock, 0.01 ParValue        4,000,000           $0.11                $440,000

(1) Bona Fide estimate of maximum offering price solely for calculating the Registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of Dec. 23, 2002 a date within five business days prior to the date of filing of this registration statement.

      In addition, pursuant to Rule 416(c)under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.


                                    Page -1-

                    2002 Benefit Plan of Technical Ventures Inc.
                   Cross-Reference Sheet Pursuant to Rule 404(a)

Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.



Registration Statement Item Numbers             Prospectus Heading

1. Plan Information                             Section 10(a) Prospectus

2. Registrant Information and
   Employee Plan Annual Information             Section 10(a) Prospectus



                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by Technical Ventures Inc., a New York State corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        1. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

        2. All reports filed by the Company with the Commission pursuant to
           Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended June 30, 2002.

        Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities

        The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under
Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form S-18 filed with the Commission in May 1987, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3.Incorporation of Documents by Reference.")

                                    Page -2-

Item 5. Interests of Named Experts and Counsel

No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company. Mr. Joseph Sierchio, a member of the firm of Eiseman Levine Lehrhaupt & Kakoyiannis PC, owns 462,500 shares of the Company's common stock.

Item 6. Indemnification of Directors and Officers

The New York State Corporation Law ("NYCL") permits a New York State Corporation to include in its charter a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, including conduct that could be characterized as negligence or gross negligence. However, the NYCL provides that the charter can not eliminate or limit liability for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, (c) an unlawful distribution, or (d) the receipt or improper personal benefits. The NYCL further provides that no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Our current charter includes a provision eliminating director liability for monetary damages for breaches of fiduciary duty to the maximum extent permitted by the NYCL.

At present the Company has not entered into individual indemnity agreements with its Officers or Directors. The Company's By-Laws and Certificate of Incorporation, however, provide a blanket indemnification that the Company shall indemnify, to the fullest extent under New York State law, its directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of directors and officers to the Company and its stockholders for monetary damages will be limited.

Item 7. Exemption from Registration Claimed

        No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

        The exhibits attached to this Registration Statement are listed in the
        Exhibit Index, which is found on page 7.

Item 9. Undertakings

 (a)    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities

                                    Page -3-
        offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful dedfense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         [This Space Intentionally Left Blank]










                                    Page -4-

                                   SIGNATURES


     Pursuant to the requirements of the Securities ACt of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, therunto duly authorized, on December 24, 2002.

                                                Technical Ventures Inc.


                                            By: /S/Frank Mortimer
                                                Frank Mortimer, President
                                                & CEO


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry Leverton with power of substituion, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                             Title                      Date


/S/Frank Mortimer                President and Director         Dec. 24, 2002
Frank Mortimer

/S/Bryan Carter                  Vice President & Director      Dec. 24, 2002
Bryan Carter

/S/Larry Leverton                Vice President & Director      Dec. 24, 2002
Larry Leverton







                                    Page -5-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   EXHIBITS

                                      TO

                                   FORM S-8

                             REGISTRATION STATEMENT


                                     UNDER


                          THE SECURITIES ACT OF 1933





                            Technical Ventures, Inc.

                         (A New York State Corporation)
















                                    Page -6-

                                  INDEX TO EXHIBITS






Exhibits             SEC Ref. No.          Description of Exhibit

A                        4                 2002 Stock Benefit Plan of the
                                           Company

B                        5,
                      23(b)                Opinion of Counsel
                                           Consent of Counsel


C                      23(a)               Consent of Accountant

D                        99                Section 10(a) Prospectus


















                                    Page -7-

                           THE 2002 BENEFIT PLAN

                                    OF

                          TECHNICAL VENTURES INC.












































                                    Page -8-

THE 2002 BENEFIT PLAN OF TECHNICAL VENTURES INC.

Technical Ventures Inc., a New York State corporation (the "Company"), hereby adopts The 2002 Benefit Plan of Technical Ventures Inc. (the "Plan") this
9th day of December, 2002. Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, par value $0.01
(the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits") . In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1. Purpose of the Plan.

The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives, employees, consultants and advisors, and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Benefits.

2. Administration of this Plan.

Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators") . The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3. Shares of Stock Subject to this Plan. A total of four million (4,000,000) shares of Stock may be subject to, or issued pursuant to Benefits granted under this Plan. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

                                     Page -9-

4. Reservation of Stock on Granting of Option.

At the time any Option is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such Option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5. Eligibility.

The Plan Administrators may grant Benefits to employees, officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6.Term of Options issued as Benefits and Certain Limitations on Right to Exercise.

     a. Each Option issued as a benefit hereunder ("Option") shall have its term established by the Plan Administrators at the time the Option is granted.

     b. The term of the Option, once it is granted, may be reduced provided for in this Plan and under the express written provisions of the Option.

     c. Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission
     ( "SEC" ) , no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

     d. Options shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the Option.

     e. Options may contain such other provisions, restrictions on the vesting and exercise of Administrators may deem advisable.

     f. In no event may an Option be exercised after the expiration of its term.

     g. Options shall be non-transferable, except by the laws of descent and distribution.

     h. No option shall be deemed to give the holder thereof any rights as a shareholder of the Company.

     i. No option grant under the Plan shall become effective until an Option Agreement, setting forth the specific terms of the Option is executed and delivered.
                                    Page -10-

7. Exercise Price.

   The Plan Administrators shall establish the exercise price payable to the Company for shares to be obtained pursuant to Options, which exercise price may be amended from time to time as the Plan Administrators shall determine.

8. Payment of Exercise Price.

   The exercise of any Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

9. Withholding.

   If the grant of a Benefit hereunder, or exercise of an Option given as a Benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises and Optionee hereby agrees to such reimbursement terms.

10. Dilution or Other Adjustment.

    The shares of Common Stock subject to this Plan and the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

11. Benefits to Foreign Nationals.

    The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant Benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12. Listing and Registration of Shares.

    Each Option shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13. Expiration and Termination of this Plan.

    This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the 4 millionth share is issued hereunder.

14. Amendment of this Plan.

    This Plan may not be amended in any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this plan in any respect.

                                      ATTEST:/S/Larry Leverton
                                             Larry Leverton

                                    Page -11-

                                EISMAN LEVINE
                           LEHRHAUPT & KAKOYIANNIS
                         A Professional Corporation
                              845 THIRD AVENUE
                          NEW YORK, NEW YORK 10022

                          Telephone (212) 752-1000
                          Facsimile (212) 355-0648



                                                  December 23, 2002


Board of Directors
Technical Ventures Inc.
3411 McNicoll Ave. Unit 11
Scarborough, Ontario, Canada
M1V  2V6


   Re: Technical Ventures Inc. - Form S-8

Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, of shares of Common Stock of Technical Ventures Inc., a New York corporation (the "Company"), offered and to be offered pursuant to the Company's Stock Option PLan (the "Plan"), we have examined the Certificate of Incorporation, By-Laws and such other documents, including the Registration Statement of Form S-8, dated the date hereof, to be filed with the Securities and Exchange Commission relating to such shares (the "Registration Statement"), and have reviewed such matters of law, as we havge deemed necessary for this opinion. Accordingly, based upon the foregoing, we are of the opinion that:

   1. The Company is a corporation duly organized and existing under the laws of New York;

   2. The Company has duly authorized the issuance of the shares of Common Stock which may be issued pursuant to the Plan; and

   3. The shares which may be issued pursuant to the Plan will be, upon issuance in accordance with the terms of the Plan, validly issued and outstanding and fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,


/S/ Joseph Sierchio, Esq.
    Joseph Sierchio, Esq.



                                      Page -12-

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTS
TORONTO, MONTREAL, OTTAWA




                           CONSENT OF INDEPENDED AUDITORS


Technical Ventures Inc. and Subsidiaries
Scarborough, Ontario  Canada


We have issued our report dated August 15,2002, relating to the consolidated financial statements of Technical Ventures Inc. and subsidiaries for the years ended June 30, 2002 and June 30, 2001 appearing in the Company's Form 10-KSB. Such report has been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of our name as it appears under the caption "Experts".


SCHWARTZ LEVITSKY FELDMAN LLP

/S/ Schwartz Levitsky Feldman llp
    SCHWARTZ LEVITSKY FELDMAN LLP

Toronto, Ontario, Canada
December 18, 2002



1167 Caledonia Road
Toronto, Ontario, M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663


                                    Page -13-

                         SECTION 10(A) PROSPECTUS OF

                           TECHNICAL VENTURES INC.

                             December 24,2002

This document constitutes part of a prospectus covering securities of Technical Ventures Inc., a New York State corporation
(the "Company"), that have been registered under the Securities Act of 1933, as amended (the "Securities Act") . This document, a Section 10(a) Prospectus, contains and constitutes four sections. The first section includes "General Plan Information." "Registrant Information and Employee Plan Annual Information" is the next portion and is located in this prospectus. The Company's latest Form 10-KSB, for the fiscal year ended June 30, 2002, which is incorporated herein by this reference, is the third section with which offerees are being constructively provided. Finally, offerees who receive Stock Options shall be provided with a Stock Option Agreement and a Notice of Exercise, which is to be completed and submitted within the time allowed, with tender of the appropriate consideration for those who wish to exercise options.

Item 1.  General Plan Information

The Company's board of directors (the "Board") has adopted a benefit plan for its employees and others entitled "The 2002 Benefit Plan of Technical Ventures Inc.." (the "Plan") . Pursuant to the Plan, the Board can authorize the issuance of stock or options to purchase stock up to an aggregate of four million shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), over a maximum of a five year period, although the Board may shorten this period.

The Board adopted the Plan on December 9, 2002. The Plan is intended to aid the Company in maintaining and continuing its development of a quality management team, in attracting qualified employees, consultants, and advisors who can contribute to the future success of the Company, and in providing such individuals with an incentive to use their best efforts to promote the growth and profitability of the Company.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") . Administration of the Plan is the exclusive province of the Board. Board members are elected at each annual meeting of shareholders. The term each Board member serves is therefore one year. If an annual meeting is not held the member shall serve until the next submission of matters to a vote of Company's shareholders.

As ultimate administrators of the Plan, the Board should be contacted with requests for additional Plan information. Alternatively, the Board may appoint a committee to administer the Plan (hereinafter the Board or its duly authorized committee shall be referred to as "Plan Administrators") . As no committee has been authorized by the Board, the current Board members are the Plan Administrators. This group includes Frank Mortimer, Bryan Carter and Larry Leverton. The address of the Board is c/o the Company, 3411 McNicoll Ave., Scarborough, Ontario, Canada M1V 2V6, telephone number (416) 299-9280.



                                   Page -14-

In the event a vacancy in the Board arises, the vote of a majority of remaining directors may select a successor, or, if the vacancy is not filled by the remaining. Board, the vote of shareholders may also elect a successor to fill such vacancy. Board members may be removed from office by the vote of shareholders representing not less than two-thirds (2/3) of the shares entitled to vote on such removal. Plan Administrators who are not Board members can be removed or appointed at any time for any reason by the majority vote of Board members.

The Plan Administrators shall interpret the Plan (which interpretation is binding on the participants absent demonstrable error), determine which employees or others shall receive shares or options, decide the number of shares or options and establish any other terms for the shares or options not already established in the Company's Plan. Information concerning changes in the Plan Administrators will be provided in the future either in the Company's proxy statements, annual or other reports, or in amendments to this document.


Securities to be Offered

Shares and options providing for the issuance or purchase of shares equaling a maximum of four million shares of Common Stock may be granted under the Plan. All options under the Plan are "non-qualified" stock options. The number of shares of Common Stock issuable under the Plan is subject to adjustment in the event of changes in the outstanding shares of Common Stock resulting from stock dividends, stock splits, or recapitalizations.


Employees Who May Participate in the Plan

The Board shall determine which of the Company's employees, consultants and advisors who are eligible to receive shares or options under the Plan. The term "Employee" includes any employee, director, officer, or consultant or advisor of the Company or any of its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

The Plan Administrators shall determine which employees shall receive shares or options. The Plan is not subject to ERISA and the securities are being issued by the Company and not purchased on the open market or otherwise.

Options granted under the Plan shall be exercisable as determined by the Plan Administrators. If an option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for grant under the Plan.

The exercise price payable to the Company for Option Shares shall be as set forth from time to time by the Plan Administrator. The exercise of any Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.


                                  Page -15-

The shares of Common Stock subject to the Plan and the exercise price of outstanding options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. Options and all other interests under the plan shall be non- transferable, except by means of a will or the laws of descent and distribution.


Amendments and Termination

The Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under the Plan. The Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in the Plan or the date on which an option for the four millionth share is either granted under the Plan or on which the two millionth share is de-registered on a post-effective amendment on Form S-8 filed with the Securities and Exchange Commission (the "SEC") . No options may be granted under the terms of the Plan after it has been terminated. The Board may alter or amend the Plan only once during any six month period, except as to comply with changes to the Code. No termination, suspension, alteration or amendment may adversely affect the rights of a holder of a previously issued option without the consent of that holder.


Resale of Common Stock

Shares of Common Stock issued or purchased on exercise of options granted under the Plan will have been initially registered pursuant to a Form S-8 Registration Statement filed by the Company. Subsequent resales of shares obtained pursuant to the Plan may be eligible for immediate resale depending on whether an exemption from registration is available or whether the shares are in fact registered. The Company makes no statement as to subsequent sale-ability of specific shares obtained pursuant to the Plan and urges any persons seeking to sell shares so obtained to seek counsel from independent attorneys.

As may be applicable for subsequent resale of shares obtained from the Plan, the Board believes that the Company has filed all reports and other materials required to be filed during the preceding twelve months under the Securities Exchange Act of 1934 as of December 19, 2002.

Tax Effects of Plan Participation & Non-statutory Options

The following discussion of the federal income tax consequences of participation in the Plan is only a summary, does not purport to be complete,


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and does not cover, among other things, state and local tax consequences.
Additionally, differences in participants' financial situations may cause federal, state, and local tax consequences of participation in the Plan to vary. Therefore, each participant in the Plan is urged to consult his or her own accountant, legal or other advisor regarding the tax consequences of participation in the Plan. This discussion is based on the provisions of the Code as presently in effect.

Under the current provisions of the Code, if shares of Common Stock are issued to the original holder of a non-qualified option granted and exercised under the Plan (assuming there is not an active trading market for options of the Company), (i) the option holder ("Holder") will not recognize income at the time of the grant of the option; (ii) on exercise of the option the Holder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock acquired at the time of exercise over the exercise price; (iii) upon the sale of the shares of Common Stock the Holder will recognize a short term or long term capital gain, or loss, as may be, in an amount equal to the difference between the amount he or she receives from the sale of those shares and the Holder's tax basis in the shares (as described below); and (iv) the Company will be entitled to expense as compensation the amount of ordinary income that the holder recognized, as set forth in Clause (ii) above.

If the Holder pays the exercise price entirely in cash, the tax basis of the shares of Common Stock will be equal to the amount of the exercise price paid plus the ordinary income recognized by the Holder from exercising the options. This basis should equal the fair market value of the shares of Common Stock acquired on the date of exercise. The holding period will begin on the day after the tax basis of the shares is determined.

The ordinary income received by the Holder on exercise of the option is considered to be compensation from the Company. As with other forms of compensation, withholding tax and other trust fund payments will be due with respect to the exercise of the options. The Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises.


Item 2.  Registrant Information and Employee Plan Annual Information

The Company will provide to any Employee upon request a copy, without charge, of the Company's periodic reports filed with the SEC, including its latest annual report on Form 10-KSB and its quarterly reports on Form 10-QSB. The Company will also provide any Employee upon written or oral request a copy, without charge, of the documents incorporated by reference in Item 3 of
Part II of the Form S-8 registration statement. These documents are also incorporated by reference into the Section 10(a) prospectus, of which this document is a part. Requests for such information should be directed to the Company at Attn:Larry Leverton, 3411 McNicoll Ave., Scarborough, Ontario, Canada M1V 2V6.


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

                                 SIGNATURES



/S/Frank Mortimer                President & CEO           December 24,2002
Frank Mortimer



/S/Bryan Carter                  Vice President            December 24,2002
Bryan Carter


/S/Larry Leverton                Vice President            December 24,2002
Larry Leverton                   Secretary

























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